Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 14, 2011 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Gulfport Energy Corporation on Form 10-K for the year ended December 31, 2010, which are incorporated by reference in this Registration Statement on Form S-3. We hereby consent to the incorporation by reference of said reports in this Registration Statement on Form S-3 and to the use of our name as it appears under the caption “Experts.”

/S/ GRANT THORNTON LLP

Oklahoma City, Oklahoma July 11, 2011